                              AMENDED AND RESTATED
                           TRANSACTION AGREEMENT NO. 4

     AMENDED AND RESTATED TRANSACTION AGREEMENT NO. 4, dated as of February 1, 2001 (this "Agreement"), among ADVANCE PUBLICATIONS, INC., a New York corporation ("Advance"), NEWHOUSE BROADCASTING CORPORATION, a New York corporation ("Newhouse"), ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership ("Advance/Newhouse"), TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership ("TWE"), PARAGON COMMUNICATIONS, a Colorado general partnership ("Paragon"), and TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP, a New York general partnership (the "Partnership").

     WHEREAS, Advance/Newhouse and TWE entered into a Partnership Agreement, dated as of September 9, 1994, as amended, pursuant to which they formed the Partnership (the "Partnership Agreement");

     WHEREAS, Advance, Newhouse, Advance/Newhouse, TWE and the Partnership entered into a Contribution Agreement, dated as of September 9, 1994, as amended (the "Contribution Agreement"), pursuant to which each of Advance/Newhouse and TWE contributed certain specified assets to the Partnership;

     WHEREAS, in connection with the Amended and Restated Transaction Agreement, dated as of October 27, 1997 (the "First Transaction Agreement"), among Advance, Newhouse, Advance/Newhouse, TWE, TW Holding Co. and the Partnership, TWE, Advance/Newhouse and Paragon entered into the First Amendment to the Partnership Agreement, dated as of February 12, 1998 (the "First Amendment"), pursuant to which, among other things, Paragon became a partner of the Partnership;

     WHEREAS, the Partnership, TWE-A/N Texas Cable Partners General Partner LLC, TCI Texas Cable Holdings LLC, TCI Texas Cable, Inc. and Texas Cable Partners, L.P., a Delaware limited partnership (the "TCI Joint Venture"), entered into a Contribution Agreement, dated as of June 23, 1998 (the "TCI Contribution Agreement"), pursuant to which, among other things, the Partnership contributed certain assets to the TCI Joint Venture;

     WHEREAS, in connection with the TCI Contribution Agreement the parties hereto entered into Transaction Agreement No. 2, dated as of June 23, 1998 (the "Second Transaction Agreement"), pursuant to which, among other things, the parties entered into the Second Amendment to the Partnership Agreement, dated as of December 31, 1998 (the "Second Amendment"), to further amend the Partnership Agreement;

     WHEREAS, in connection with the Transaction Agreement No. 3, dated as of September 15, 1998 (the "Third Transaction Agreement"), among Advance, Newhouse, Advance/Newhouse, TWE, Paragon and the Partnership, TWE,

Advance/Newhouse and Paragon entered into the Third Amendment to the Partnership Agreement, dated as of March 1, 1999 (the "Third Amendment"), pursuant to which, among other things, Paragon contributed certain assets to the Partnership;

     WHEREAS, currently the cable television systems described on Part A of
Schedule 1 hereto (the "Fanch I Systems"), are owned by TWFanch-one Co. ("Fanch I"), the cable television systems described on Part B of Schedule 1 hereto (the "Fanch II Systems") are owned by TWFanch-two Co. ("Fanch II"), the cable television systems described on Part C of Schedule 1 hereto (the "TWE Owned Systems") are owned by TWE and the cable television systems described on Part D of Schedule 1 hereto (the "Watertown Systems") are owned by CAT Holdings LLC, a recently formed Delaware limited liability company ("CAT LLC");

     WHEREAS, prior to the Closing (as defined below), the Fanch I Systems will be transferred by Fanch I to TWE and the Fanch II Systems will be transferred by Fanch II to TWE, and pursuant to this Agreement, TWE will transfer the Fanch I Systems, Fanch II Systems and TWE Owned Systems (the "TWE Contributed Assets") to the Partnership;

     WHEREAS, the entire outstanding limited liability company interests in the CAT LLC (the "Watertown Interests") are owned of record 50% by KBL Communications, Inc. ("KBL") and 50% by TWE and, pursuant to a letter agreement dated January 30, 1996 between TWE and the Partnership, TWE has previously assigned to the Partnership a one-sixth beneficial interest in the Watertown Systems;

     WHEREAS, prior to Closing, all of KBL's Watertown Interests will be transferred to Paragon, and pursuant to this Agreement, Paragon and TWE will each transfer all of their Watertown Interests to the Partnership;

     WHEREAS, the parties hereto executed a Transaction Agreement, dated as of July 12, 2000 (the "Original Fourth Transaction Agreement"), setting forth the terms on which certain of the TWE Contributed Assets were to be contributed to the Partnership;

     WHEREAS, by letter agreement, dated as of July 12, 2000 (the "Watertown Side Letter"), the parties hereto also agreed that all beneficial ownership of the Watertown Systems that are not already owned by the Partnership would be contributed to the Partnership upon the occurrence of certain events; and

     WHEREAS, the parties now desire to amend and restate the Original Fourth Transaction Agreement and the Watertown Side Letter in their entirety as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Contribution of Fourth Transaction Systems.

         (a) Subject to the conditions set forth in Section 3, at the Closing (as defined below), (i) TWE shall contribute, assign, convey, transfer and deliver to the Partnership its right, title and interest in and to all of the assets and properties, real, personal, mixed, tangible or intangible, owned, leased, licensed, that are principally used or held for use in connection with the ownership and operation of the TWE Contributed Assets, (ii) TWE shall contribute, assign, convey, transfer and deliver to the Partnership all of its right, title and interest in and to Watertown Interests (the "TWE Contributed Equity" and, together with the TWE Contributed Assets, the "TWE Contributed Systems"), (iii) Paragon shall contribute, assign, convey, transfer and deliver to the Partnership its right, title and interest in and to Watertown Interests (the "Paragon Contributed Systems" and, together with the TWE Contributed Systems, the "Fourth Transaction Systems"), and (iv) the Partnership shall assume, and agree to pay and discharge, as and when they become due, or otherwise take subject to the indebtedness and other liabilities associated with the Systems that are described on Schedule 2 hereto (the "Assumed Fourth Transaction Liabilities").

         (b) At the Closing, (i) each of TWE and Paragon shall deliver instruments executed by it and in form and substance reasonably satisfactory to the Partnership contributing, assigning, conveying, transferring and delivering to the Partnership its right, title and interest in and to the Fourth Transaction Systems and (ii) the Partnership shall deliver instruments executed by it and in form and substance reasonably satisfactory to TWE and Paragon by which it shall assume and agree to pay and discharge the Assumed Fourth Transaction Liabilities.

         (c) In exchange for the contributions contemplated by Section 1(a), TWE shall receive (i) Common Partnership Units (as defined in the Amended Partnership Agreement described below) having a value equal to 50% of the Net TWE Contribution and (ii) Series C Preferred Partnership Units (as defined in the Amended Partnership Agreement (defined below) having a value equal to 50% of the Net TWE Contribution. For purposes of the foregoing, "Net TWE Contribution" means the excess of (A) the TWE Contributed System Value determined in accordance with Section 7 over (B) the Assumed TWE Indebtedness (as defined on
Schedule 2 hereof).

         (d) In exchange for the contributions contemplated by Section 1(a), Paragon shall receive (i) Common Partnership Units (as defined in the Amended Partnership Agreement described below) having a value equal to 50% of the Net Paragon Contribution and (ii) Series C Preferred Partnership Units (as defined in the Amended Partnership Agreement (defined below) having a value equal to 50% of the Net Paragon Contribution. For purposes of the foregoing, "Net Paragon Contribution" means the excess of (A) the Paragon Contributed System Value determined in accordance with Section 7 over (B) the Assumed Paragon Indebtedness (as defined on Schedule 2 hereof).

     2. Beneficial Assets and Subsidiary Beneficial Assets. If any consent or approval is required in connection with the contribution to the Partnership pursuant to this Agreement of any ownership interest in a cable television system (or the franchise pursuant to which such cable television system is operated) and such consent or approval is not obtained prior to the Closing, then in lieu of contributing (and pending the actual contribution of) such ownership interest in a cable television system to the Partnership, TWE or Paragon, as applicable, will hold such ownership interest (or cause such interest be held) for the use and benefit of the Partnership. Such interest shall be treated as Beneficial Assets (as defined in the Contribution Agreement) or Subsidiary Beneficial Assets (as defined in the Contribution Agreement) in either case in accordance with Section 5.8 of the Amended Partnership Agreement (defined below) and
Section 6.7 of the Contribution Agreement. In accordance with Section 6.7 of the Contribution Agreement, following the Effective Date, TWE or Paragon, as applicable shall continue to use its reasonable best efforts to obtain any consent or approval necessary to effectuate the contribution to the Partnership of any Beneficial Asset or Subsidiary Beneficial Asset not contributed to the Partnership on the Effective Date, and shall take all reasonable actions to effectuate the contribution of such Beneficial Asset or Subsidiary Beneficial Asset after such consent or approval is obtained; provided, however, that no cable television franchise comprising a Beneficial Asset or Subsidiary Beneficial Asset (or owned by an entity whose equity interests comprises a Beneficial Asset or Subsidiary Beneficial Asset) shall be required to be contributed to the Partnership until consents or approvals shall have been obtained with respect to the contribution of all cable television franchises in the same cable television system as such franchise.

     3. Closing Conditions. The obligations of TWE, Paragon and the Partnership to effect the transactions contemplated by this Agreement, shall be subject to the satisfaction at or prior to the Closing of the following conditions, the imposition of which are solely for the benefit of such parties and any one or more of which may be waived by such parties in their discretion:

         (a) each of TWE, Advance/Newhouse and Paragon shall have executed and delivered the Amended and Restated Partnership Agreement substantially in the form of Exhibit A (the "Amended Partnership Agreement");

         (b) with respect to the assumption by the Partnership of the Assumed Fourth Transaction Liabilities, each of the conditions to Assumption, as defined in the Credit Agreement dated as of November 10, 1997 (the "Credit Agreement") among Time Warner Inc. ("TWX"), Time Warner Companies, Inc., TWE, Turner Broadcasting System, Inc., the Partnership, TWI Cable Inc., the Lenders Party thereto and The Chase Manhattan Bank, as Administrative Agent, shall have been satisfied (or waived by the parties entitled to waive same);

         (c) the consents and approvals required in connection with the contribution of the franchises pursuant to which the Fourth Transaction Systems are operated shall have been obtained or not required with respect to franchises having at least 85% of the total number of subscribers in the Fourth Transaction Systems, as set forth on Schedule 1 hereto;

         (d) the board of directors of TWX and the Management Committee of TWE shall have approved the transactions contemplated by this Agreement;

         (e) the waiting periods (and any extensions thereof), if any, applicable to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have been terminated or shall have expired (it being understood that as soon as practicable after the execution of this Agreement, the parties will complete and file, or cause to be completed and filed, any notification and report required to be filed under the HSR Act and each such filing shall request early termination of the waiting period imposed by the HSR Act); and

         (f) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; and

         (g) the Closing under, and as defined in, the Asset Exchange Agreement, dated as of July 12, 2000, between the Partnership and Fanch I shall occur concurrently with the Closing hereunder.

     4. Advance/Newhouse Contribution. Subject to the consummation of the transfer or beneficial assignment of the Fourth Transaction Systems to the Partnership, on or prior to the fourth anniversary of the Effective Date (the "Maturity Date"), Advance/Newhouse shall contribute to the Partnership cash in an amount equal to the Advance/Newhouse Contribution Amount, plus interest thereon at the Interest Rate compounded (to the extent not paid) on a quarterly basis, from the Effective Date until the date such contribution is made in full. For the purposes of the foregoing, (i) "Advance/Newhouse Contribution Amount" means an amount equal to 50% of the aggregate value of the Common Partnership Units received by TWE and Paragon in exchange for their contribution of the Fourth Transaction Systems and (ii) "Interest Rate" shall mean a rate per annum equal to the average interest rate applicable from time to time to borrowings by the Partnership under the senior revolving credit facility of the Partnership. At the Closing, Advance/Newhouse shall execute and deliver to the Partnership a promissory note (the "Advance/Newhouse Note") substantially in the form of Exhibit B hereto having a principal amount equal to the Advance/Newhouse Contribution Amount, as security for its obligation to contribute to the Partnership the Advance/Newhouse Contribution Amount, plus interest as provided in this Section 4. Advance/Newhouse shall take any and all actions and execute and deliver all documents or agreements reasonably requested by the Partnership to enable the Partnership to perfect its security interest in the Advance/Newhouse Note. Advance/Newhouse and the Partnership acknowledge and agree that the Advance/Newhouse Note shall not be deemed an asset of the Partnership unless and until the Partnership seeks to realize upon its security interest therein. In exchange for its agreement to contribute the Advance/Newhouse Contribution Amount, Advance/Newhouse shall receive Common Partnership Units having a value equal to

50% of the aggregate value of the Common Partnership Units received by TWE and Paragon in exchange for their contribution of the Fourth Transaction Systems.

     5. Time and Place of Closing. Subject to the satisfaction (or waiver) of each of the conditions set forth in Section 3, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 (or such other place as the parties may mutually agree), at 10:00 a.m. (New York City time) on the last day of the month following the date that is the fifth business day following satisfaction or waiver of the conditions set forth in Section 3, or such earlier date as TWE and Paragon may determine (upon 2 business days' notice to Advance/Newhouse), or such later date as the parties may mutually agree. The date on which the Closing occurs is referred to herein as the "Effective Date."

     6. Representations and Warranties; Indemnification. TWE and Paragon hereby represent and warrant to Advance/Newhouse that CAT LLC has not conducted any operations or assumed any liabilities other than in connection with its ownership and operation of the Watertown Systems. Subject to the Closing having occurred, each of TWE and Paragon (i) shall use commercially reasonable efforts, at the Partnership's expense, to enforce its rights with respect to the representations and warranties set forth in the Acquisition Agreements to the extent such representations and warranties relate to the Fourth Transaction Systems, including by way of seeking indemnification in accordance with the terms of the Acquisition Agreements, and (ii) shall grant to the Partnership the benefits, if any, obtained as a result of the enforcement of such rights. For purposes of the foregoing, "Acquisition Agreements" means, collectively, the Asset Exchange Agreement dated as of April 6, 1998 between TWE and A-R Cable Services, Inc.; the Asset Purchase Agreement dated December 28, 1998 between TWE and OUR Cable Systems, Inc.; the Asset Purchase Agreement dated as of April 19, 1999, as amended, among TWE, J. Feeney Associates, Inc. and PCI One Incorporated; and the Redemption Agreement dated as of July 17, 2000 among CAT Partnership, TWE, KBL, TCI Holdings II, Inc. and Comcast Hattieburg Holding Company, Inc.

     7. Valuation of Fourth Transaction Systems.

         (a) Fourth Transaction Systems. The gross value of the TWE Contributed Systems (the "TWE Contributed System Value") shall equal $205,642,030, as adjusted pursuant to Section 8. The gross value of the Paragon Contributed Systems (the "Paragon Contributed System Value") shall equal $21,875,433 as adjusted pursuant to Section 8.

         (b) Procedure; Dispute Resolution. (i) Within 60 days following the Effective Date, TWE and Paragon shall jointly deliver to the Partnership Advance/Newhouse a certificate (the "Valuation Certificate"), signed by appropriate officers of TWE and Paragon after due inquiry by such officers, but without any personal liability to such officers, setting forth the TWE Contributed System Value, the Paragon Contributed System Value, the Net TWE Contribution, and the Paragon Net Contribution and the calculation thereof in accordance with Section 1(c), Section 1(d),
Section 8 and this Section 7. At the request of Advance/Newhouse, TWE and Paragon shall provide the requesting party with prompt and complete access to all working papers and relevant supporting documentation as well as appropriate TWE and Paragon personnel, in each case reasonably necessary in connection with such party's review of the information set forth in the Valuation Certificate. If Advance/Newhouse shall conclude that the Valuation Certificate is not accurate, then Advance/Newhouse, within 90 days of receipt of such Valuation Certificate, shall furnish TWE and Paragon with a written statement of any discrepancy or discrepancies believed to exist (the "Discrepancy Certificate"). Advance/Newhouse, TWE and Paragon shall attempt jointly to resolve any discrepancy set forth in the Discrepancy Certificate within 30 days after receipt thereof, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If Advance/Newhouse, TWE and Paragon cannot resolve the discrepancy to their mutual satisfaction within such 30-day period, Advance/Newhouse, TWE and Paragon shall within 10 days following the expiration of such 30-day period, jointly designate a nationally known independent certified public accounting firm to review the Valuation Certificate, together with the Discrepancy Certificate, and any other relevant documents. If Advance/Newhouse, TWE and Paragon do not agree upon a nationally known independent certified public accounting firm in accordance with the preceding sentence within such 10-day period, then such review shall be performed by a nationally known independent certified public accounting firm selected by two other nationally known certified public accounting firms, one selected by Advance/Newhouse and one selected by TWE; provided that if one party fails to notify the other party of its selection within five days following receipt from another party of its selection, the accounting firm selected by the other party or parties shall perform such review. The cost of retaining such independent public accounting firm shall be borne one-half by Advance Newhouse and one-half by TWE and Paragon (to be shared in proportion to the relative adjustments affecting TWE and Paragon). Such firm shall report its conclusions and such report shall be conclusive and binding on all parties to this Agreement and not subject to dispute or review. The TWE Contributed System Value, the Paragon Contributed System Value, the Net TWE Contribution, the Net Paragon Contribution, the Advance/Newhouse Contribution Amount and the Assumed Fourth Transaction Liabilities, shall be adjusted, if necessary, to reflect any such resolution.

     8. Closing Adjustments.

         (a) At the Closing, TWE shall deliver to the Partnership a certificate setting forth the estimated TWE Adjustment Amount (as defined below), which shall be determined in good faith by TWE. If the estimated TWE Adjustment Amount is greater than zero, then the TWE Contributed System Value shall be increased by an amount equal to such estimated TWE Adjustment Amount. If the estimated TWE Adjustment Amount is less than zero, then the TWE Contributed System Value shall be reduced by an amount equal to the absolute value of such TWE Adjustment Amount. The Valuation Certificate delivered by TWE pursuant to Section 7(b) shall set forth the final TWE Adjustment Amount and, to the extent necessary, the TWE Contributed System Value, the Net TWE Contribution, the Advance/Newhouse Contribution Amount and the Assumed Fourth Transaction Liabilities shall be adjusted to reflect the difference between the final TWE Adjustment Amount and the estimated TWE Adjustment Amount.

         (b) At the Closing, Paragon shall deliver to the Partnership a certificate setting forth the estimated Paragon Adjustment Amount (as defined below), which shall be determined in good faith by Paragon. If the estimated Paragon Adjustment Amount is greater than zero, then the Paragon Contributed System Value shall be increased by an amount equal to such estimated Paragon Adjustment Amount. If the estimated Paragon Adjustment Amount is less than zero, then the Paragon Contributed System Value shall be reduced by an amount equal to the absolute value of such Paragon Adjustment Amount. The Valuation Certificate delivered by Paragon pursuant to Section 7(b) shall set forth the final Paragon Adjustment Amount and, to the extent necessary, the Paragon System Value, the Net Paragon Contribution, the Advance/Newhouse Contribution Amount and the Assumed Fourth Transaction Liabilities shall be adjusted to reflect the difference between the final Paragon Adjustment Amount and the estimated Paragon Adjustment Amount.

         (c) For purposes of the foregoing, "TWE Adjustment Amount" means all capital expenditures in respect of the TWE Contributed Systems during the period from April 1, 2000 to the Effective Date, plus any positive working capital existing at the end of such period or minus the absolute value of any negative working capital existing at the end of such period.

         (d) For purposes of the foregoing, "Paragon Adjustment Amount" means all capital expenditures in respect of the Paragon Contributed Systems during the period from April 1, 2000 to the Effective Date, plus any positive working capital existing at the end of such period or minus the absolute value of any negative working capital existing at the end of such period.

         (e) The adjustments made pursuant to this Section 8 are already reflected in the capital account balances of the partners of the Partnership and, accordingly, no additional adjustments to the partners' capital account balances shall be made in respect of such adjustments.

     9. Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent the application of the law of another jurisdiction would be required thereby).

         (b) The parties hereto shall cooperate with each other and their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement and will each use reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated.

         (c) Section headings contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        ADVANCE PUBLICATIONS, INC.


                                        By: /s/ S.I. Newhouse, Jr.
                                            ----------------------
                                            Name: S.I. Newhouse, Jr.
                                            Title: Chairman/Vice President



                                        NEWHOUSE BROADCASTING
                                        CORPORATION

                                        By: /s/ Robert J. Miron
                                            ----------------------
                                            Name: Robert J. Miron
                                            Title: Vice President



                                        ADVANCE/NEWHOUSE PARTNERSHIP

                                        By: ADVANCE CABLE HOLDINGS
                                            CORP., General Partner

                                        By: /s/ Robert J. Miron
                                            ----------------------
                                            Name: Robert J. Miron
                                            Title: President


                                        By: NEWHOUSE BROADCASTING
                                            CORPORATION, General Partner

                                        By: /s/ Robert J. Miron
                                            ----------------------
                                            Name: Robert J. Miron
                                            Title: Vice President

                                   TIME WARNER ENTERTAINMENT
                                     COMPANY, L.P., through its
                                   TIME WARNER CABLE DIVISION

                                   By: /s/ David E. O'Hayre
                                       ----------------------
                                       Name: David E. O'Hayre
                                       Title: Senior Vice President
                                              -- Investments



                                   PARAGON COMMUNICATIONS

                                   By: KBL COMMUNICATIONS, INC.,
                                       Managing General Partner

                                   By: /s/ David E. O'Hayre
                                       ----------------------
                                       Name: David E. O'Hayre
                                       Title: Vice President



                                   TIME WARNER ENTERTAINMENT -
                                     ADVANCE/NEWHOUSE PARTNERSHIP

                                   By: TIME WARNER ENTERTAINMENT
                                       COMPANY, L.P., Managing General
                                       Partner, through its TIME WARNER
                                       CABLE DIVISION


                                   By: /s/ David E. O'Hayre
                                       ----------------------
                                       Name: David E. O'Hayre
                                       Title: Senior Vice President
                                              -- Investments


                                   By: ADVANCE/NEWHOUSE
                                         PARTNERSHIP, General Partner


                                        By: ADVANCE CABLE HOLDINGS CORP.,
                                            General Partner


                                        By: /s/ Robert J. Miron
                                            ----------------------
                                            Name: Robert J. Miron
                                            Title: President



                                   By: NEWHOUSE BROADCASTING CORPORATION,
                                   General Partner

                                   By: /s/ Robert J. Miron
                                       ----------------------
                                       Name: Robert J. Miron
                                       Title: Vice President

                                   By: PARAGON COMMUNICATIONS

                                   By: KBL COMMUNICATIONS, INC.,
                                       Managing General Partner

                                   By: /s/ David E. O'Hayre
                                       ----------------------
                                       Name: David E. O'Hayre
                                       Title: Vice President